Exhibit 8.1

December 29, 2017

ETF Managers Capital LLC on behalf of

Sit Rising Rate ETF

30 Maple Street Suite 2

Summit, NJ 07901

Ladies and Gentlemen:

The following opinion is furnished to ETF Managers Capital LLC (the “Company”), a Delaware limited liability company, on behalf of Sit Rising Rate ETF (the “Fund”), a series of ETF Managers Group Commodity Trust I (the “Trust”), a Delaware statutory trust, to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Registration Statement on Form S-1 (the “Registration Statement”), to be filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

We have acted as tax counsel for the Company, in its capacity as sponsor of the Trust, in connection with the Registration Statement. We have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Trust’s Agreement and Declaration of Trust; (ii) the series designation documents of the Fund, and (iii) the final prospectus (the “Prospectus”), which forms a part of the Registration Statement relating to, inter alia, the offering of shares of the Fund (the common shares so offered, the “Offered Securities”). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company or the Trust prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the “Tax Laws”). No assurance can be given that the Tax Laws will not change. In the discussions with respect to Tax Laws matters in the section of the Prospectus captioned “U.S. Federal Income Tax Considerations”, certain assumptions have been made and certain conditions and qualifications have been expressed, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the factual information set forth in the Prospectus and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Registration Statement; and (ii) representations made to us by officers of the Company, without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

ETF Managers Capital LLC on behalf of

Sit Rising Rate ETF

30 Maple Street Suite 2

Summit, NJ 07901

December 29, 20178

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Prospectus or the Registration Statement, or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters in the Prospectus captioned “U.S. Federal Income Tax Considerations”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations relevant to holders of the Offered Securities; and (ii) we hereby confirm that the opinions of counsel referred to in said discussions represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws.

This opinion is rendered to you in connection with the offering of the Offered Securities under the Prospectus. Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding and disposing of the Offered Securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus and the Registration Statement, and any amendments thereto. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP

SULLIVAN & WORCESTER LLP